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                                                                   EXHIBIT 10.15

                                                Participant:
                                                            -------------------

                                                No. of Shares:
                                                              -----------------
                          TRANSTECHNOLOGY CORPORATION

                        Restricted Stock Award Agreement

               This Agreement is entered into as of this --- day of----------, 19--, by and between TransTechnology Corporation, a Delaware corporation (the "Company"), and the undersigned participant in the Company's 1992 Long Term Incentive Plan (the "Participant").

                                R E C I T A L S

         A. Pursuant to the Company's 1992 Long Term Incentive Plan (the "Plan"), the Compensation and Incentives Committee of the Company (the "Committee") has authorized an award to Participant of shares of the Company's Common Stock, par value $.01 per share (the "Restricted Stock").

         B. Pursuant to the Plan, the Committee has determined that the Restricted Stock to be so awarded shall be issued subject to certain conditions and restrictions, which conditions and restrictions are set forth in this Agreement.

         THEREFORE, in consideration of the covenants herein set forth, the parties agree as follows:

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        1. Award; Acceptance of Award. Subject to the terms and conditions contained herein, the Company shall issue to Participant, as an award pursuant to the Plan and without payment by Participant of any consideration therefor,
- - -------- shares of Restricted Stock, and Participant hereby accepts such award.

         2. Forfeiture of Restricted Stock Upon Termination of Employment. In the event that Participant ceases to be a full-time employee of the Company or any corporation a majority of the voting stock of which is owned by the Company (a "Subsidiary") for any reason whatsoever (including without limitation by reason of the termination of such employment by the Company or a Subsidiary with or without cause, by reason of disability, death or retirement or by reason of Participant leaving the employ of the Company or a Subsidiary voluntarily), then a portion (determined as hereinafter set forth) of the shares of Restricted Stock awarded pursuant to this Agreement shall thereupon automatically, and without further notice, demand, period of time or legal or administrative proceeding, be forfeited and cancelled, and all right, title and interests therein of Participant shall terminate and expire, without payment by the Company or any Subsidiary of any consideration therefor and without any liability on the part of the Company or any Subsidiary. Such forfeiture provisions shall apply as follows:

                                      2.

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         (a) If the Participant so ceases to be such an employee on or after ---------, 19-- (the "Award Date") but prior to that date which occurs one year thereafter (the "First Anniversary Date"), 100% of the total number of shares of Restricted Stock awarded pursuant to this Agreement shall be so forfeited and cancelled;

         (b) If the Participant so ceases to be such an employee on or after the First Anniversary Date but prior to that date which occurs two years after the Award Date (the "Second Anniversary Date"), then 66-2/3% of the total number of shares of Restricted Stock awarded pursuant to this Agreement shall be so forfeited and cancelled;

         (c) If the Participant so ceases to be such an employee on or after the Second Anniversary Date but prior to that date which occurs three years after the Award Date (the "Third Anniversary Date"), then 33-1/3% of the total number of shares of Restricted Stock awarded pursuant to this Agreement shall be so forfeited and cancelled; and

         (d) If the Participant remains a continuous full-time employee of the Company or a Subsidiary until the Third Anniversary Date, then none of the shares of Restricted Stock

                                       3.

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awarded pursuant to this Agreement shall be forfeited or cancelled.

         For purposes of the foregoing, the Participant shall not lose his or her status as a full-time employee of the Company or a Subsidiary by reason of time away from such employment as a result of authorized vacation, authorized leave of absence, and leave by reason of sickness or disability of not longer than three consecutive months (or such longer period as the Committee may specifically permit, in its sole discretion, in any particular instance upon written request by the Participant to do so).

        Notwithstanding the foregoing, the Participant may elect to extend the period during which shares of Restricted Stock are subject to forfeiture and cancellation (the "Restriction Period") as follows. If the Participant desires to extend the Restriction Period, the Participant shall deliver to the Company a written request that the Restriction Period be extended for a specified period or until a specified event. Such election shall be subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. The Committee shall notify the Participant of its approval and such terms as have been determined by the Committee, or of its disapproval (as the case may be), within 30 days of its receipt of the Participant's

                                       4.

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written request to extend the Restriction Period. Subject to any exceptions adopted by the Committee, each request must generally be made at least twelve months prior to the applicable date, set forth above in this Section 2, upon which shares of Restricted Stock may no longer be forfeited or cancelled.

         3. Forfeiture Procedures. If, pursuant to Sections 2 or 7 of this Agreement, any shares of Restricted Stock are forfeited and cancelled, such forfeiture and cancellation shall be documented pursuant to the appropriate one of the following procedures:

            (a) If a certificate or certificates representing the number of shares of Restricted Stock so forfeited and cancelled are in the possession of the Company pursuant to Section 4 hereof, then the officer of the Company having custody of such certificate shall, forthwith upon the occurrence of the event resulting in such forfeiture and cancellation, transmit such certificates to the Company's transfer agent and registrar (or, if the Company has no such transfer agent or registrar, then the appropriate officer of the Company) with information as to the number of shares so forfeited and cancelled and, if the certificates evidence a number of shares greater than the amount to be so cancelled, with instructions that a certificate representing the shares not so cancelled be issued in the name of

                                       5.

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the Participant; and

            (b) If, pursuant to the provisions of Sections 2 or 7 of this Agreement, any shares of Restricted Stock are forfeited and cancelled and the Company does not have in its possession a certificate or certificates representing the shares so forfeited and cancelled, then the Participant shall, upon written demand from the Company, furnish to the Company a certificate duly endorsed and assigned to the Company representing the number of shares of Restricted Stock so forfeited and cancelled and, upon its receipt thereof, the Company shall follow the procedures indicated in the preceding paragraph.

     The Participant agrees to provide the Company, upon its request therefor, with one or more stock assignments separate from certificate, executed by the Participant without completing the information as to share amount transferred or name of transferee, and with such other and further instruments of assignment or other documents which may be reasonably required in order to implement the forfeiture and cancellation provisions of Sections 2 and 7 of this Agreement.

         4. Issuance of Restricted Stock; Retention of Certificate by Company. Within a reasonable time after the

                                       6.

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execution of this Agreement by the Company and the Participant, the Company
shall issue, in the name of the Participant as the registered holder thereof, certificates representing, in the aggregate, the number of shares of Restricted Stock awarded pursuant to Section 1 hereof. At the time of such issuance and at all times thereafter, the Company shall deliver to Participant, upon the Participant's request, one or more certificates (in such denominations as the Participant may direct) representing in the aggregate a number of shares of Common Stock which does not at any time exceed the number of shares not subject to forfeiture and cancellation under Section 2 hereof. Certificates representing the remaining shares of Restricted Stock awarded hereunder (which shares are subject to possible forfeiture and cancellation pursuant to Section 2 hereof) shall be retained in the custody of the Secretary or any Assistant Secretary of the Company (or any other officer of the Company designated by the Board of Directors of the Company) for the purpose of implementing the forfeiture and cancellation provisions of this Agreement.

         5. Stock Splits, Stock Dividends, Mergers and Reorganizations. If, at any time or from time to time when there are shares of Restricted Stock subject to forfeiture and cancellation under Section 2 hereof:

                                       7.

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         (a) There is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company; or

         (b) There is any consolidation, merger or sale of all, or substantially all, of the assets of the Company;

then, in such event, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of his or her ownership of the shares of Restricted Stock which are so subject to forfeiture and cancellation shall be immediately and similarly subject to such forfeiture and shall be included in the words and treated as "Restricted Stock" for all purposes of such forfeiture provisions and all other terms and conditions hereof with the same force and effect as the original shares of Restricted Stock subject to such forfeiture provisions.

        Notwithstanding the above, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation in which the Company does not survive, the forfeiture and cancellation provisions of Section 2 shall terminate as to any shares of Restricted Stock not previously forfeited and cancelled pursuant to such provisions.

                                      8.

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         6. Indemnification of Company. The Participant hereby agrees to indemnify the Company and to hold the Company harmless from and against any loss, liability, cost or expense, including attorneys' fees and expenses, which the Company may incur or to which the Company may be subject by any reason of or based upon the fact that the Company has custody of any certificates representing Restricted Stock retained in accordance with Section 4 hereof and that such stock, or any right, title or interest therein, may become involved in any legal, administrative or arbitration proceeding.

         7. Transfer or Hypothecation of Stock. The Participant agrees that he or she will not transfer, sell, pledge, assign or in any other way hypothecate, alienate or dispose of any shares of Restricted Stock awarded under this Agreement so long as such shares are subject to forfeiture and cancellation under Section 2 hereof. It is agreed that if the Participant does, or attempts to do, or suffers any of such prohibited acts or events specified in the immediately preceding sentence, then forthwith upon the occurrence of such act or event such shares shall be automatically forfeited and cancelled, without payment by the Company of any consideration therefor and without any notice, demand, period of time or legal or administrative proceeding.

                                       9.

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        8. Ownership Rights. Subject only to the provisions of this Agreement, the Participant shall have all of the rights, powers and privileges of an owner of shares of Common Stock, including without limitation the right to vote such shares and to receive non-liquidating cash dividends and non-liquidating distributions thereon, with respect to shares of Restricted Stock awarded hereunder notwithstanding that certificates representing any or all of such shares are retained by the Company pursuant to Section 4 hereof; provided, however, that all such rights shall terminate automatically with respect to any shares forfeited and cancelled pursuant to Sections 2 or 7 of this Agreement.

         9. Endorsement on Share Certificates. The Participant agrees that the certificates representing any Restricted Stock subject to the forfeiture and cancellation provisions of Section 2 may have endorsed upon them in a conspicuous manner a legend in substantially the following form:

        "THE VOLUNTARY OR INVOLUNTARY TRANSFER OR ENCUMBRANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY, AND SUCH SHARES ARE SUBJECT TO, THE PROVISIONS OF A CERTAIN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER HEREOF (WHICH AGREEMENT, AMONG OTHER THINGS, SUBJECTS SUCH SHARES TO POSSIBLE FORFEITURE AND CANCELLATION), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST WITHOUT CHARGE."

                                      10.

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        When the forfeiture and cancellation provisions of Section 2 hereof expire or terminate as to any of such shares, the Company shall, upon the Participant's request and at no charge to the Participant, exchange the certificates representing the shares that contain the endorsement provided for herein for new certificates representing those of the shares as to which such rights have expired or terminated containing no such endorsement and certificates containing such endorsement representing the balance of the shares as to which such rights have not expired or terminated.

         10. No Contract of Employment. The Participant acknowledges and agrees that this Agreement shall not be construed to give Participant any right to be retained in the employ of the Company or any Subsidiary, and that the right and power of the Company or any Subsidiary to dismiss or discharge the Participant (with or without cause) is strictly reserved. The Participant recognizes that, in the event of any such discharge, the forfeiture provisions of Section 2 hereof shall be fully applicable.

         11. Tax Withholding. Participant acknowledges that the Company is required, and hereby specifically authorizes the Company, to deduct and withhold from the wages, salary or other income payable by the Company to Participant from time to time,

                                      11.

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the requisite amounts required to be so deducted and withheld for federal, state or local taxes with respect to the award of Restricted Stock hereunder. Participant specifically authorizes the Company to withhold such amounts from time to time, as required by law, in connection with the termination or expiration of the forfeiture provisions of Section 2 hereof. Participant agrees that the Company may, at its election, require Participant to pay to the Company (for such withholding on behalf of Participant) any amounts required to be so withheld if such amounts are not directly withheld from such wages, salary or other income, and in such event Participant shall forthwith make such payments.

         12. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

         13. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given only if delivered personally or sent by registered or certified mail, postage prepaid, to the Company at its principal place of business, or to the Participant at the address below or any address of Participant appearing on the Company's stock records, or to such other address or addresses as shall be furnished in

                                      12.

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writing in the foregoing manner by either party to the other party, and shall be deemed to have been given as of the date so personally delivered or two days after the date deposited in the United States mail, as the case may be.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        TRANSTECHNOLOGY CORPORATION

                                        By:
                                           ---------------------------------
                                        Its:
                                            --------------------------------

                                        PARTICIPANT:

                                        Name:
                                             -------------------------------
                                                      [Type or print]

                                         -----------------------------------
                                                        [Signature]

                                        Address:
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